Exhibit (h)(4)

STRUCTURING FEE AGREEMENT

August [    ], 2012

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

This agreement (the “Agreement”) is between BlackRock Advisors, LLC (the “Company”) and UBS Securities LLC (“UBS”) with respect to the BlackRock Municipal Target Term Trust (the “Trust”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement (as defined below).

1. Fee. In consideration of certain financial advisory services that UBS has provided to the Company in assisting the Company in certain syndication assistance that UBS has provided to the Company with respect to the Trust, as well as structuring, designing and organizing the Trust as well as services related to the sale and distribution of the shares of Common Stock of the Trust, it being understood that the ultimate decision with respect to the structure, design and organization of the Trust shall rest with the Company, the Company shall pay a fee to UBS in the aggregate amount of $[            ] (the “Fee”). The Fee shall be paid on or before August [    ], 2012 or as otherwise agreed to by the parties.

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement dated August [    ], 2012, by and among the Trust, the Company and BlackRock Investment Management LLC and each of the Underwriters named therein without the common shares of the Trust having been delivered and paid for. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement. UBS confirms that should the offering be terminated, UBS will only be reimbursed for reasonable and actual out-of-pocket expenses in accordance with FINRA Rule 5110(f)(2)(D).

3. Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Confidential Advice. No advice rendered by UBS to the Company or any communication from UBS in connection with the services performed by UBS pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without UBS’ prior written consent, except (i) the Company may promptly disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request provided the Company shall give UBS prompt notice thereafter of such request and disclosure if, in the view of Company counsel and regulatory authority, it is legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be

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unreasonably withheld) as to form and substance by UBS and its counsel, unless such consultation is prohibited by law, order or regulation) and (iii) on a confidential need-to-know basis, to the Trust and its officers and trustees and their legal counsel, auditors and other advisers. This confidentiality provision will terminate thirty-six (36) months from the date first written above.

5. Information. The Company recognizes and confirms that UBS (a) has used and relied primarily on the information provided by the Company and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Trust. The information provided by the Company, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify UBS if it learns of any material inaccuracy or misstatement in, or material omission from, any information provided by the Company to UBS pursuant to this Section 5.

6. Not an Investment Adviser. The Company acknowledges that UBS has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust’s portfolio. The Company acknowledges and agrees that UBS has been retained to act solely as an adviser to the Company, and the Company’s engagement of UBS is not intended to confer rights upon any person (including the Trust or any shareholders, employees or creditors of the Company or the Trust) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Company.

7. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and UBS consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

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10. Successors and Assigns. This Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

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This Agreement shall be effective as of the date first written above.

BLACKROCK ADVISORS, LLC

By:
	Name:	Brendan Kyne
	Title:	Managing Director

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Structuring Fee Agreement]

Indemnification Agreement

August [    ], 2012

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

In connection with the engagement of UBS Securities LLC (“UBS”) to advise and assist the undersigned (together with its successors and assigns, the “Company”) with the matters set forth in the Structuring Fee Agreement, dated August [—], 2012, between the Company and UBS (the “Agreement”), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter relating to or arising out of the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any such Proceeding, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of UBS. The indemnification provided hereunder shall not extend to those matters indemnified under the Underwriting Agreement, dated August [—], 2012, by and among BlackRock Municipal Target Term Trust, BlackRock Advisors, LLC, BlackRock Investment Management, LLC and each of the underwriters named therein. In addition, in the event that UBS becomes involved in any capacity in any such Proceeding, the Company will reimburse UBS for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has becomes final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted primarily from the bad faith, gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.

Promptly as reasonably practicable after receipt by UBS of notice of the commencement of any Proceeding with respect to which indemnity is sought hereunder, UBS will notify the Company in writing of the commencement thereof; provided that the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The Company may assume the defense of any such Proceeding, including the employment of counsel reasonably satisfactory to UBS. UBS shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof; but the fees and expenses of such counsel shall be at the expense of UBS, unless (i) the Company shall have failed promptly to assume the defense thereof and employ counsel as provided above or (ii) the named parties to any such Proceeding (including impleaded parties) include UBS and the

Company, and UBS shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company, provided that the Company shall not in any event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Proceeding in the same jurisdiction, in addition to any local counsel.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS has been retained to perform services bears to the fees paid to UBS under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS’ prior written consent. For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities LLC or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the bad faith, gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF UBS AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING THEREON AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS’ engagement. This Indemnification Agreement shall be binding upon the Company and UBS and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or UBS’ respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

BLACKROCK ADVISORS, LLC

By:
	Name:	Brendan Kyne
	Title:	Managing Director

Agreed and Accepted:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Structuring Fee Agreement – Indemnification Agreement]